UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2018

First Capital Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue

 14th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 512-9054

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Derek Taller as Chairman of the Board of Directors of the Company

On June 29, 2018, the Board of Directors (the “Board”) of First Capital Investment Corporation (the “Company”) appointed Derek Taller as Chairman of the Board of the Company. Such appointment is effective as of such date. Dr. Taller is also currently the Chief Executive Officer (“CEO”), President and Anti-Money Laundering Officer of the Company, and a director and officer in FCIC Advisors LLC, the advisor to the Company.

Resignation of Derek Taller as Chief Compliance Officer

On June 29, 2018, Dr. Taller, the Chief Compliance Officer (“CCO”) of the Company, submitted his resignation as officer thereof, effective as of such date. The departure of Dr. Taller was not related to any disagreement with the Company’s operations, policies or practices.

Appointment of Anthony V. Raftopol as Chief Compliance Officer

On June 29, 2018, the Board appointed Anthony V. Raftopol as CCO of the Company. Such appointment is effective as of such date. Mr. Raftopol is a Partner with the law firm of MENA Legal and a member in good standing with the Bar of the State of New York.

Item 8.01	Other Events.

Appointment of Derek Taller and Jeff Davi as Members of the Audit Committee, and Frank Grant as Chairman of the Audit Committee

On June 29, 2018, the Board appointed Derek Taller and Jeff Davi as members of the Company’s Audit Committee and Frank Grant as the Chairman of the Audit Committee. Messrs. Davi and Grant are also a members of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2018

First Capital Investment Corporation

/s/ Derek Taller
Derek Taller
Chief Executive Officer